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                                                             Exhibit 10.1(a)


                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN


                              STOCKER & YALE, INC.

                                       AND

                          NORWEST BUSINESS CREDIT, INC.

                                FEBRUARY 11, 1999


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                          CREDIT AND SECURITY AGREEMENT

                          Dated as of February 11, 1999

                  STOCKER & YALE, INC., a Massachusetts corporation (the "BORROWER"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "LENDER"), hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "ACCOUNTS" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

                  "ADVANCE(S)" means an advance(s) to the Borrower by the Lender under the Discretionary Credit and includes a revolving advance and the Term Loan.

                  "AFFILIATE" or "AFFILIATES" means Lasiris, Inc., Radiant Asiatec Pte, Ltd, Stocker & Yale Foreign Sales Corp. and any other Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "BANKING DAY" means a day other than a Saturday, Sunday or other day on which banks are generally open for business in Minneapolis, Minnesota, or Boston, Massachusetts.




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                  "BASE RATE" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "BORROWING BASE" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

                  (a) Three Million Five Hundred Thousand ($3,500,000.00) Dollars (the "MAXIMUM LINE"), less the outstanding principal balance of the Term Loan;
                           or

                  (b)      the sum of:

                           (i) the lesser of (A) eighty (80%) percent of Eligible Accounts, plus

                           (ii) the lesser of (A) forty (40%) of Eligible Inventory consisting of raw materials less book reserves, or (B) One Million Two Hundred Thousand ($1,200,000.00) Dollars (the "INVENTORY LIMIT").

                  "COLLATERAL" means all of the Borrower's Equipment, General Intangibles, Investment Property, Inventory, Receivables, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing;
         (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods;
         (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) the Life Insurance Policy.

                  "COLLATERAL ACCOUNT" has the meaning given in the Collateral Account Agreement.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Collateral Account Agreements of even date herewith by and among (i) the Borrower, Comerica Bank and the Lender; and (ii) the Borrower, Fleet National Bank and the Lender.

                  "CREDIT FACILITY" means the discretionary credit facility being made available to the Borrower by the Lender pursuant to Article II.

                  "DEBT" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

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                  "DEFAULT" means an event that, with giving of notice or
         passage of time or both, would constitute an Event of Default.

                  "DEFAULT PERIOD" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

                  "DEFAULT RATE" means an annual rate equal to three (3%) percent over the Floating Rate, which rate shall change when and as the Floating Rate changes.

                  "DEMAND NOTE" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as the same may hereafter be amended, supplemented or restated from time to time and any note or notes issued in substitution therefor. The Demand Note shall be dated as of the Funding Date and Borrower hereby authorizes the Lender to complete the Demand Note by dating the same as of the Funding Date.

                  "DISCRETIONARY CREDIT FACILITY" means the discretionary credit facility being made available to the Borrower by the Lender pursuant to
         Article II hereof.

                  "ELIGIBLE ACCOUNTS" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible
         Accounts:

                            (i) That portion of Accounts over ninety (90) days
                  past invoice date;

                           (ii) That portion of Accounts that is disputed or
                  subject to a claim of offset or a contra account;

                           (iii) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                           (iv) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (v) Accounts owed by an account debtor located
                  outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in

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                  all respects, in its sole discretion, or (B) covered by a
                  foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                           (vi) Accounts owed by an account debtor that is
                  insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (vii) Accounts owed by a shareholder, subsidiary,
                  Affiliate, officer or employee of the Borrower;

                           (viii) Accounts not subject to a duly perfected
                  security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                           (ix) That portion of Accounts that has been
                  restructured, extended, amended or modified;

                           (x) That portion of Accounts that constitutes
                  advertising, finance charges, service charges or sales or excise taxes;

                           (xi) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if twenty-five (25%) percent or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

                           (xii) That portion of Accounts which, when aggregated
                  with all of the accounts of that account debtor, exceeds twenty-five (25%) percent of the then aggregate of Eligible Accounts; and

                           (xiii) Accounts, or portions thereof, otherwise
                  deemed ineligible by the Lender in its sole discretion.

                  "ELIGIBLE INVENTORY" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                           (i) Inventory that is: in-transit; located at any
                  warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;


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                           (ii) Supplies, packaging, parts or sample Inventory;

                           (iii) Work-in-process Inventory;

                           (iv) Inventory that is damaged, obsolete, slow moving
                  or not currently saleable in the normal course of the Borrower's operations;

                           (v) Inventory that the Borrower has returned, has
                  attempted to return, is in the process of returning or intends to return to the vendor thereof;

                           (vi) Inventory that is perishable or live;

                           (vii) Inventory manufactured by the Borrower pursuant
                  to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                           (viii) Inventory that is subject to a security
                  interest in favor of any Person other than the Lender; and

                           (ix) Inventory otherwise deemed ineligible by the
                  Lender in its sole discretion.

                  "ENVIRONMENTAL LAWS" has the meaning specified in Section
         5.12.

                  "EQUIPMENT" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record keeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EVENT OF DEFAULT" has the meaning specified in Section 8.1.

                  "FLOATING RATE" means an annual rate equal to the sum of the Base Rate plus two and one-half (2.50%) percent, which annual rate shall change when and as the Base Rate changes.

                  "FUNDING DATE" has the meaning given in Section 2.1.


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                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, the Borrower either (i) is required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a "Required GAAP Change"), provided that the Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on the Borrower's income, retained earnings or other accounts, as applicable.

                  "GENERAL INTANGIBLES" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "GUARANTOR(S)" means Mark W. Blodgett.

                  "HAZARDOUS SUBSTANCE" has the meaning given in Section 5.12.

                  "INVENTORY" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "INVESTMENT PROPERTY" means investment property as that term is defined in Section 9-115 of the UCC.

                  "LIFE INSURANCE ASSIGNMENT" means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a lien on the Life Insurance Policy to secure payment of the Obligations.

                  "LIFE INSURANCE POLICY" has the meaning given in Section 6.11.

                  "ISSUER" means the issuer of any Letter of Credit.

                  "L/C AMOUNT" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

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                  "L/C APPLICATION" means an application and agreement for
         letters of credit in a form acceptable to the Issuer and the Lender.

                  "LETTER OF CREDIT" has the meaning specified in Section 2.14 hereof.

                  "LOAN DOCUMENTS" means this Agreement, the Demand Note and the Security Documents.

                  "LOCKBOX" has the meaning given in the Lockbox Agreement.

                  "LOCKBOX AGREEMENT" means the Lockbox Agreements of even date herewith by and among (i) the Borrower, Comerica Bank and the Lender; and (ii) the Borrower, Fleet National Bank and the Lender.

                  "MATURITY DATE" has the meaning given in Section 2.12.

                  "MAXIMUM LINE" means Three Million Five Hundred Thousand ($3,500,000.00) Dollars.

                  "NORWEST BANK MINNESOTA" means Norwest Bank Minnesota, National Association.

                  "OBLIGATION OF REIMBURSEMENT" has the meaning specified in
         Section 2.5 hereof.

                  "OBLIGATIONS" means the Demand Note and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, any Obligations of Reimbursement, the Demand Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "ORIGINAL MATURITY DATE" means March 1, 2002.

                  "PERMITTED LIEN" has the meaning given in Section 7.1.

                  "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


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                  "PLAN" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

                  "PREMISES" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

                  "RECEIVABLES" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA.

                  "SECURITY DOCUMENTS" means this Agreement, the Collateral Account Agreement, the Lockbox Agreement, the Life Insurance Assignment, and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "SECURITY INTEREST" has the meaning given in Section 3.1.

                  "SPECIAL ACCOUNT" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit.

                  "SUBSIDIARY" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.


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                  "TERM LOAN" has the meaning specified in Section 2.2 hereof.

                  "TERMINATION DATE" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.14 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  "UNITED STATES BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended, and any successor statute.

                  Section 1.2 CROSS REFERENCES. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 ADVANCES. The Lender may, in its sole discretion, make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "FUNDING DATE") to the Termination Date, on the terms and subject to the conditions herein set forth. The Lender shall not consider any request for an Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances would exceed the Borrowing Base, less the L/C Amount. The Borrower's obligation to pay the Advances shall be evidenced by the Demand Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this
Section 2.1, the Borrower may request Advances, prepay pursuant to Section 2.13 and request additional Advances. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

                  (a) The Borrower will not request any Advance under this
         Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 and under
         Section 2.2 or otherwise would exceed the Borrowing Base less the L/C Amount.

                  (b) The Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Boston time) of the day of the requested Advance. Requests may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender;

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         or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

                  (c) Upon fulfillment of the applicable conditions set forth in
         Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Fleet National Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

                  Section 2.2 TERM LOAN. The Lender may, in its sole discretion, make a term loan (the "TERM LOAN") in the aggregate principal amount of Five Hundred Thousand ($500,000.00) Dollars, which Term Loan shall be secured by the Collateral as provided in Article III hereof. Upon fulfillment of the applicable conditions set forth in Article IV hereof and upon its determination to make the Term Loan, the Lender shall disburse loan proceeds, if any, by crediting the same to the Borrower's demand deposit account specified in Section 2.1(c) hereof unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

                  Section 2.3 DEMAND NOTE. All Advances and the Term Loan, if any, made by the Lender under this Article II shall be evidenced by and repayable with interest in accordance with the Demand Note. The principal of the Demand Note shall be due and payable as provided herein and on the earlier of termination of the Discretionary Credit Facility or demand by the Lender and shall bear interest as provided herein. The portion of the Demand Note which evidences principal of the Term Loan, if any, shall be payable in sixty (60) installments as follows: $8,334.00 on April 1, 1999, and the same amount (except the last installment which shall be the unpaid balance) on the first day of each month thereafter until the Term Loan is fully paid.

                  Section 2.4 ISSUANCE OF LETTERS OF CREDIT.

                  (a) The Lender may, in its sole discretion, issue or cause to be issued by an Issuer one or more letters of credit for the account of the Borrower (each a "LETTER OF CREDIT") from time to time during the period from the date hereof until the Lender demands payment of the Advances or the Discretionary Credit Facility has been terminated pursuant to Section 2.12 or 2.13 in an aggregate amount at any time outstanding not to exceed the Borrowing Base less the sum of (i) all outstanding and unpaid Advances hereunder and (ii) the unpaid amount of the Obligation of Reimbursement. Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender as co- applicants for the benefit of the Issuer, completed in a manner satisfactory to the Lender and

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         the Issuer. The terms and conditions set forth in each such L/C
         Application shall supplement the terms and conditions hereof, but in the event of inconsistency between the terms of any such L/C Application and the terms hereof, the terms hereof shall control.

                  (b) The Borrower will not request the issuance of any Letter of Credit under this Section 2.4, if, after the issuance of such requested Letter of Credit, the sum of the face amounts of all issued and outstanding Letters of Credit would exceed the Borrowing Base less the sum of (i) all outstanding and unpaid Advances hereunder and (ii) the unpaid amount of the Obligation of Reimbursement.

                  (c) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (d) Any request for the issuance of a Letter of Credit under this Section 2.4 shall be deemed to be a representation by the Borrower that (i) the condition set forth in Section 2.4(b) hereof has been met, and (ii) the statements set forth in Section 4.2 hereof are correct as of the time of the request.

                  Section 2.5 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to, collectively, as the "OBLIGATION OF REIMBURSEMENT").

                  (b) The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this Section 2.5, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Default Rate.

                  If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make an Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time

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         of such Advance, and such Advance shall be evidenced by the Demand Note and shall bear interest as provided in Section 2.9 hereof.

                  Section 2.6 SPECIAL ACCOUNT. If the Lender terminates the Discretionary Credit Facility pursuant to Section 2.12 or the Discretionary Credit Facility is otherwise terminated for any reason whatsoever, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

                  Section 2.7 INCREASED COSTS AND REDUCED RETURN.

                  (a) If the Lender shall determine that, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer or the Lender or its parent corporation with any requirement or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                           (i) shall subject the Issuer or the Lender or its
                  parent corporation to any tax, duty or other similar charge with respect to any Letter of Credit, the Advances or the Demand Note or shall change the basis of taxation of payments to the Issuer or the Lender or its parent corporation of the Reimbursement Obligation, of the principal of or interest on the Advances or of any other amounts due under this Agreement in respect of any Letter of Credit, the Advances or the Demand Note (except for any change in respect of any tax imposed on the overall income of the Issuer or the Lender or its parent corporation); or

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, the Issuer or the Lender or its parent corporation or shall impose on the Issuer or the Lender or its parent corporation any other condition affecting any Letter of Credit, the Advances or the Demand Note;

         and the result of any of the foregoing is to increase the cost to the Issuer or the Lender or its parent corporation of issuing or maintaining any Letter of Credit or of making or maintaining any Advances, or to reduce the amount of any sum received or receivable by the Issuer or the Lender or its parent corporation under the application and agreement pursuant to which the Letter of Credit was issued, this Agreement or the Demand Note with respect thereto, by an amount deemed by the Lender or its parent corporation to be material, then upon demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Issuer or the Lender or its parent corporation for such increased cost or reduction.

                           (b) If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of any Letters of Credit, Advances or the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction.

                           (c) Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.

                  Section 2.8 OBLIGATIONS ABSOLUTE. The obligations of the Borrower arising under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "RELATED DOCUMENTS");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  Section 2.9 INTEREST; DEFAULT INTEREST; PARTICIPATIONS; USURY. Interest accruing on the Demand Note shall be due and payable in arrears on the first day of each month.

                  (a) DEMAND NOTE. Except as set forth in Sections 2.9(b) and 2.9(c), the outstanding principal balance of the Advances shall bear interest at the Floating Rate.

                  (b) DEFAULT INTEREST RATE. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (c) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

                  Section 2.10 FEES.

                  (a) ANNUAL LINE FEE. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable line fee equal to one (1%) percent of the Maximum Line, due and payable upon the execution of this Agreement and on each anniversary date of this Agreement. On the date hereof, the Maximum Line is Three Million Five Hundred Thousand ($3,500,000.00) Dollars and the fee payable on the date hereof is Thirty-Five Thousand ($35,000.00) Dollars.

                  (b) AUDIT FEES. The Borrower hereby agrees to pay the Lender audit fees in the amount of One Thousand Five Hundred ($1,500.00) Dollars per audit, together with all actual out-of-pocket costs and expenses incurred in conducting any audit or inspection.

                  (c) WIRE TRANSFER FEE. Borrower agrees to pay to the Lender a fee in the amount of Fifteen ($15.00) Dollars for each wire transfer initiated by or for the account of the Borrower.

                  (d) FIRST DATA CORPORATION FEE. Borrower agrees to pay to the Lender all fees charged to the Lender by First Data Corporation in connection with the transfer of funds in the Collateral Account and/or the Lockbox. Such fees are currently in the amount of Seventy-Five ($75.00) Dollars per month.

                  (e) LETTER OF CREDIT FEE. The Borrower agrees to pay the Lender a commission with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two (2%) of the available amount of such Letter of Credit (as it may be changed from time to time) from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms, payable annually in advance, and prorated for any part of a full calendar year in which such Letter of Credit remains outstanding. The foregoing commission shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                  (f) LETTER OF CREDIT ADMINISTRATIVE FEE. The Borrower agrees to pay the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit.

                  Section 2.11 COMPUTATION OF INTEREST AND FEES; WHEN INTEREST DUE AND PAYABLE. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

                  Section 2.12 DISCRETIONARY NATURE OF THIS FACILITY; TERMINATION BY THE LENDER; AUTOMATIC RENEWAL. This Agreement contains the terms and conditions upon which the Lender presently expects to make Advances and the Term Loan to the Borrower or issue or cause to be issued Letters of Credit for the account of the Borrower (in this section, collectively called an "ADVANCE"). Each Advance by the Lender to the Borrower shall be in the Lender's sole discretion, and the Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, or that any of the conditions of Article IV have not been met, in order to refuse to make any requested Advance or to demand payment of the Obligations. The Lender may at any time terminate the Credit Facility whereupon the Lender shall no longer consider requests for

Advances under this Agreement. Unless terminated by the Lender at any time or by the Borrower pursuant to Section 2.13, the Credit Facility shall remain in effect until the Original Maturity Date and, thereafter, shall automatically renew for successive one year periods (the Original Maturity Date and each anniversary date thereof to which the Credit Facility has been automatically renewed, is herein referred to as a "MATURITY DATE").

                  Section 2.13 PREPAYMENT; TERMINATION OF CREDIT FACILITY BY THE BORROWER; TERMINATION FEES. Except as otherwise provided herein, the Borrower may terminate the Credit Facility or prepay the Advances in whole at any time or from time to time in part and, subject to payment and performance of all Obligations and termination of the Credit Facility, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

                  (a) TERMINATION BY BORROWER. The Borrower may terminate the Credit Facility as of a Maturity Date by giving at least ninety (90) days' prior written notice to the Lender of the Borrower's intention to terminate the Credit Facility as of the specified Maturity Date. The Borrower may also terminate the Credit Facility at any time by (i) giving at least thirty (30) days' prior written notice to the Lender of the Borrower's intention to terminate the Credit Facility; and (ii) paying the Lender termination fees in accordance with subsection (b) if the Borrower terminates the Credit Facility effective as of any date other than a Maturity Date.

                  (b) TERMINATION FEE. If the Borrower desires to terminate the Credit Facility as of any date other than a Maturity Date, or as of a Maturity Date but without giving at least ninety (90) days' prior written notice thereof, it shall give at least thirty (30) days' prior written notice to the Lender of the Borrower's intention to do so and pay to the Lender a premium in an amount equal to a percentage of the Maximum Line as follows:

                           (i) three (3%) percent if the termination occurs on
                  or before the first anniversary of the Funding Date;

                           (ii) two (2%) percent if the termination occurs after
                  the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and

                           (iii) one (1%) percent if the termination occurs
                  after the second anniversary of the Funding Date but on or before the third anniversary of the Funding Date;

                           (iv) without a termination fee if the termination
                  occurs after the third anniversary of the Funding Date.

                  (c) TERMINATION BY LENDER. In the event that the Credit Facility is terminated as a result of: (i) a demand by Lender for the payment of the Obligations, or (ii) the occurrence of an Event of Default, Borrower shall pay to Lender on the effective day of such termination, in addition to any other payments Borrower is required to make hereunder, a termination premium in an amount equal to a percentage of the Maximum Line as follows:

                           (i) three (3%) percent if the termination occurs on
                  or before the first anniversary of the Funding Date;

                           (ii) two (2%) percent if the termination occurs after
                  the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and

                           (iii) one (1%) percent if the termination occurs
                  after the second anniversary of the Funding Date but on or before the third anniversary of the Funding Date;

                           (iv) without a termination fee if the termination
                  occurs after the third anniversary of the Funding Date.

                  Section 2.14 MANDATORY PREPAYMENT. The Borrower shall repay the Advances and the Term Loan immediately upon demand of the Lender. Without notice or demand, if the sum of the outstanding principal balance of the Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section
2.14 or under Section 2.13 may be applied to the Obligation of Reimbursement, the Advances or the Term Loan, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment by the Borrower under Section
2.13 which is designated as a partial prepayment of the Term Loan shall be applied to principal installments of the Term Loan in inverse order of maturity.

                  Section 2.15 PAYMENT. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations two (2) Banking Days after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, to make an Advance in an amount equal to the portion of the Obligations from time to time due and payable and amounts required to be paid to the Lender for deposit in the Special Account.

                  Section 2.16 PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances and the Term Loan or the fees hereunder, as the case may be.

                  Section 2.17 USE OF PROCEEDS. The Borrower shall use the proceeds of Advances, the Term Loan and each Letter of Credit for ordinary working capital purposes.

                  Section 2.18 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances and the Term Loan made or repaid, interest accrued or paid under this Agreement, outstanding Letters of Credit and fees thereon and the Borrower's Obligation of Reimbursement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances and the Term Loan under this Agreement and the amount of any Letters of Credit outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within thirty (30) days after its receipt by the Borrower.

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

                  Section 3.1 GRANT OF SECURITY INTEREST. The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "SECURITY INTEREST") in the Collateral, as security for the payment and performance of the Obligations.

                  Section 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

                  Section 3.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4       OCCUPANCY.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 SECURITY INTEREST IN SPECIAL ACCOUNT AND COLLATERAL ACCOUNT. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account and in the Collateral Account from time to time and all proceeds thereof, as security for the payment of all present and future Obligations of Reimbursement and all other Obligations.

                  Section 3.6 LICENSE. Without limiting the generality of the Patent Security Agreement, Copyright Security Agreement, Trademark Security Agreement, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

                  Section 3.7 FINANCING STATEMENT. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

       Name and address of Borrower:               Stocker & Yale, Inc.
                                                   32 Hampshire Road
                                                   Salem, New Hampshire 03079

       Federal Tax Identification No.              04-2114473

       Name and address of Lender:                 Norwest Business Credit, Inc.
                                                   300 Commercial Street
                                                   Boston, Massachusetts 02109

       Federal Tax Identification No.              41-1237652

                  Section 3.8 SETOFF. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

                                   ARTICLE IV

                  CONDITIONS OF WILLINGNESS TO CONSIDER LENDING

                  Section 4.1 CONDITIONS PRECEDENT TO LENDER'S WILLINGNESS TO CONSIDER MAKING THE INITIAL ADVANCE OR THE TERM LOAN. The Lender's willingness to consider making the initial Advance or the Term Loan hereunder or issuing or causing to be issued any Letter of Credit hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrower.

                  (b) The Demand Note, properly executed by the Borrower.

                  (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

                  (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

                  (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (f) An acknowledgment and waiver of liens from each warehouse in which the Borrower is storing Inventory.

                  (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

                  (h) The Life Insurance Assignment, properly executed by the beneficiary and owner thereof, and the Life Insurance Policy, each in form and substance satisfactory to the Lender, together with such evidence as the Lender may request that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.

                  (i) The Collateral Account Agreement, properly executed by the Borrower and a financial institution acceptable to the Lender.

                  (j) The Lockbox Agreement, properly executed by the Borrower and a financial institution acceptable to the Lender.

                  (k) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (l) A certificate of the Borrower's Clerk or Assistant Clerk certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                  (m) A current certificate issued by the Secretary of State of Massachusetts certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Massachusetts.

                  (n) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (o) A certificate of an officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in
         Article V.

                  (p) An opinion of counsel to the Borrower, addressed to the Lender.

                  (q) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (r) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

                  (s) A standby letter of credit in the amount of Seven Hundred Fifty Thousand ($750,000.00) Dollars naming the Lender as beneficiary which contains terms and conditions satisfactory to the Lender (the "SBLC").

                  (t) Payment of the fees and commissions due through the date of the initial Advance, Term Loan or Letter of Credit under Section
         2.10 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7, including all legal expenses incurred through the date of this Agreement.

                  (u) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The Lender will not consider any request for an Advance or Term Loan or the issuance of any Letter of Credit unless on such date:

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or Term Loan as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

                  (b) no event has occurred and is continuing, or would result from such Advance or Term Loan or the issuance of such Letter of Credit which constitutes a Default or an Event of Default; and

                  (c) the SBLC is in full force and effect and the Lender has not received notice that the SBLC will not be renewed.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender as follows:

                  Section 5.1 CORPORATE EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; TAX IDENTIFICATION NUMBER. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Massachusetts and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. The Borrower's tax identification number is correctly set forth in Section 3.7 hereto.

                  Section 5.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                  Section 5.3 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

                  Section 5.4 SUBSIDIARIES. Except as set forth in Schedule 5.4 hereto, the Borrower has no Subsidiaries.

                  Section 5.5 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrower has heretofore furnished to the Lender drafts of audited financial statements of the Borrower for its fiscal year ended December 31, 1997, and unaudited financial statements of the Borrower for the fiscal year ended December 31, 1998, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

                  Section 5.6 LITIGATION. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

                  Section 5.7 REGULATION U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  Section 5.8 TAXES. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

                  Section 5.9 TITLES AND LIENS. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

                  Section 5.10 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

                  Section 5.11 DEFAULT. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

                  Section 5.12 ENVIRONMENTAL MATTERS.

                  (a) DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Environmental Law" means any federal, state,
                  local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                           (ii) "Hazardous Substances" means pollutants,
                  contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (b) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                  (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                  (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

                  (e) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

                  Section 5.13 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

                  Section 5.14 FINANCING STATEMENTS. The Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

                  Section 5.15 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                                   ARTICLE VI

                        BORROWER'S AFFIRMATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 REPORTING REQUIREMENTS. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within twenty (20) days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

                  (c) within fifteen (15) days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

                  (d) at least thirty (30) days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of Twenty-Five Thousand ($25,000.00) Dollars.

                  (f) as promptly as practicable (but in any event not later than five (5) business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within ten (10) days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) daily, (i) copies of all entries to the sales journal and the cash receipt journal; (ii) copies of all credit memos; (iii) copies of all invoices in excess of Five Thousand ($5,000.00) Dollars for sales originating from the Borrower's place of business in Michigan, together with proof of delivery; and (iv) copies of all invoices in excess of Ten Thousand ($10,000.00) Dollars for sales originating from the Borrower's place of business in New Hampshire, together with proof of delivery;

                  (j) weekly, a certificate signed by the Borrower's President or Treasurer regarding the Borrower's inventory in such form as the Lender may specify from time to time;

                  (k) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request;

                  (l) promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers exceeding Five Thousand ($5,000.00) Dollars individually or Ten Thousand ($10,000.00) Dollars in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower; and (iv) any change in the persons constituting the Borrower's officers and directors;

                  (m) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (n) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders; promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (o) the Borrower will cause each Guarantor to provide the Lender, annually, a personal financial statement as of December 31, listing all assets, liabilities and net worth of each Guarantor; the personal financial statement shall be signed and dated and will be forwarded to the Lender no later than April 30 of the following year; and

                  (p) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition.

                  Section 6.2 BOOKS AND RECORDS; INSPECTION AND EXAMINATION. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

                  Section 6.3 ACCOUNT VERIFICATION. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                  Section 6.4       COMPLIANCE WITH LAWS.

                  (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

                  Section 6.5 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

                  Section 6.6       MAINTENANCE OF PROPERTIES.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

                  Section 6.7 INSURANCE. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                  Section 6.8 PRESERVATION OF EXISTENCE. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  Section 6.9 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

                  Section 6.10      LOCKBOX; COLLATERAL ACCOUNT.

                  (a) The Borrower will irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Lockbox. All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account. If, notwithstanding the instructions to debtors to make payments to the Lockbox, the Borrower receives any payments on Receivables, the Borrower shall deposit such payments into the Collateral Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

                  (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

                  (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing two (2) Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                  (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

                  Section 6.11 KEY PERSON LIFE INSURANCE. The Borrower shall maintain insurance upon the life of Mark W. Blodgett, its Chairman and Chief Executive Officer with the death benefit thereunder in an amount not less than Five Hundred Thousand ($500,000.00) Dollars (the "LIFE INSURANCE POLICY"). The right to receive the proceeds of the Life Insurance Policy shall be assigned to the Lender by the Life Insurance Assignment.

                  Section 6.12 PERFORMANCE BY THE LENDER. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten (10) calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5 and 6.7, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.12.

                  Section 6.13 MINIMUM EARNINGS. The Borrower will achieve, during each quarter of its fiscal year and on a year-to-date basis at the end of each quarter, income of not less than seventy (70%) percent of its projected pre-tax profitability set forth in the projected income statements required pursuant to Section 6.1(d) hereof.

                  Section 6.14 MAXIMUM DILUTION. The Borrower will not permit its Receivables to suffer a dilution at any time resulting from bad debts, credit memos, returned merchandise or any other reason or any combination thereof (other than payment) in an amount greater than five (5%) percent of the Borrower's sales.

                  Section 6.15 FISCAL YEAR 1998. The Borrower will deliver or cause to be delivered to the Lender, as soon as available, and in any event within ninety (90) days from the date hereof, the Borrower's audited financial statements for the year ended December 31, 1998, together with the unqualified opinion of its independent certified public accountants.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

                  Section 7.1 LIENS. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

                  (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
         Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                  (c) the Security Interest and liens and security interests created by the Security Documents; and

                  (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding Twenty-Five Thousand ($25,000.00) Dollars for any one purchase or Fifty Thousand ($50,000.00) Dollars in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

                  Section 7.2 INDEBTEDNESS. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto; and

                  (c) indebtedness relating to liens permitted in accordance with Section 7.1.

                  Section 7.3 GUARANTIES. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

                  Section 7.4       INVESTMENTS AND SUBSIDIARIES.

                  (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation its Affiliates or any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one (1) year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation); and

                           (ii) travel advances or loans to the Borrower's
                  officers and employees not exceeding at any one time an aggregate of Five Thousand ($5,000.00) Dollars; and

                           (iii) advances in the form of progress payments,
                  prepaid rent not exceeding one (1) month or security deposits.

                  (b) The Borrower will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 5.4 hereto.

                  Section 7.5 DIVIDENDS. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

                  Section 7.6 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

                  Section 7.7 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 7.8 SALE AND LEASEBACK. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  Section 7.9 RESTRICTIONS ON NATURE OF BUSINESS. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

                  Section 7.10 CAPITAL EXPENDITURES. The Borrower will not incur or contract to incur Capital Expenditures of more than Fifty Thousand ($50,000.00) Dollars in the aggregate during any fiscal year, or more than Twenty-Five Thousand ($25,000.00) Dollars in any one transaction.

                  Section 7.11 ACCOUNTING. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

                  Section 7.12 DISCOUNTS, ETC. The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

                  Section 7.13 DEFINED BENEFIT PENSION PLANS. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

                  Section 7.14 OTHER DEFAULTS. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

                  Section 7.15 PLACE OF BUSINESS; NAME. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

                  Section 7.16 ORGANIZATIONAL DOCUMENTS; S. CORPORATION STATUS. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation.

                  Section 7.17 SALARIES. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than ten (10%) percent in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

                  Section 7.18 7.5% CONVERTIBLE SUBORDINATED NOTES. The Borrower will not make any payments of principal or interest on any of the 7.5% Convertible Subordinated Notes due on May 1, 2000 (the "SUBORDINATED NOTES") without (a) giving the Lender thirty (30) days prior written notice of the Borrower's intention to make such payments of principal and/or interest; and (b) obtaining the Lender's prior written consent; provided, however, unless an Event of Default has occurred and is continuing hereunder or an event has occurred and is continuing which, with notice or lapse of time or both, would constitute an Event of Default hereunder, the Borrower shall be permitted to make regularly scheduled payments of interest on the Subordinated Notes and cash payments not to exceed One Hundred ($100.00) Dollars in lieu of the issuance of fractional shares upon conversion of any of the Subordinated Notes.

                                  ARTICLE VIII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 8.1 EVENTS OF DEFAULT. Notwithstanding that the Lender may demand immediate payment of the Obligations at any time, whether or not a Default Period then exists, AND WITHOUT WAIVING OR LIMITING IN ANY RESPECT THE LENDER'S RIGHT TO SO DEMAND PAYMENT OF THE OBLIGATIONS AT ANY TIME, this Agreement sets forth a non-exclusive list of certain critical events after the occurrence of which the Lender expects that it would demand immediate payment of the Obligations and exercise its remedies. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of the Obligations on demand or on any portion of the Obligations that otherwise becomes due and payable;

                  (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

                  (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement;

                  (d) The Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower or such Guarantor, as the case may be; or the Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower or any Guarantor;

                  (e) A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code naming the Borrower or such Guarantor as debtor;

                  (f) The Life Insurance Policy shall be terminated, by the Borrower or otherwise; or the Life Insurance Policy shall be scheduled to terminate within thirty (30) days and the Borrower shall not have delivered a satisfactory renewal thereof to the Lender; or the Borrower shall fail to pay any premium on the Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of the Life Insurance Policy.

                  (g) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of Twenty-Five Thousand ($25,000.00) Dollars and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

                  (i) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                  (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

                  (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

                  (l) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                  (m) The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                  (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

                  (o) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

                  (p) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in the Subordination Agreement) that any Person was not entitled to receive under the provisions of the Subordination Agreement;

                  (q) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur; or

                  (r) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

                  Section 8.2 RIGHTS AND REMEDIES. As provided in Section 2.12, the Lender may, at any time, refuse to make any requested Advance or Term Loan, refuse to issue or cause to be issued any Letter of Credit, demand payment of the Advances and the Term Loan or terminate the Credit Facility, whether or not a Default Period then exists. In addition, during any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

                  (b) The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

                  (c) The Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Sections 2.11 and 3.6 hereof an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (d) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

                  Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                  Section 8.3 CERTAIN NOTICES. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten (10) calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 9.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  Section 9.3 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

       If to the Borrower:         Stocker & Yale, Inc.
                                   32 Hampshire Road
                                   Salem, New Hampshire 03079
                                   Telecopier: (603) 893-5604
                                   Attn: Mark W. Blodgett, Chairman of the Board
                                         and Chief Executive Officer

       If to the Lender:           Norwest Business Credit, Inc.
                                   300 Commercial Street
                                   Boston, Massachusetts 02109
                                   Telecopier:       (617) 248-8922
                                   Attn:    East Regional Manager

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

                  Section 9.4 FURTHER DOCUMENTS. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                  Section 9.5 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

                  Section 9.6 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and all reasonable costs (including search fees) of examinations and inspections of the Collateral or records relating to the Collateral conducted by third parties or the Lender.

                  Section 9.7 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.7, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "INDEMNITEES") from and against any of the following (collectively, "INDEMNIFIED LIABILITIES"):

                  (a) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                  (b) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                  (c) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the

Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

                  Section 9.8 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

                  Section 9.9 YEAR 2000 COMPLIANCE PROGRAM. The Borrower agrees to (a) conduct a detailed inventory and assessment of all of its computer hardware and software systems and imbedded chip technology ("INFORMATION SYSTEMS") and of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis; (b) develop, fund and implement a project plan to make its Information Systems Year 2000 Compliant, and complete implementation of the plan and the remediation and testing of its Information Systems no later than June 30, 1999; and (c) initiate a process to determine whether its material suppliers, vendors and customers have taken meaningful steps to become Year 2000 Compliant on a timely basis, and develop and implement a feasible contingency plan to ensure the uninterrupted and unimpaired operation of its business in the event of the failure of the systems of such third parties or of its own Information Systems no later than June 30, 1999. For purposes of this covenant, "YEAR 2000 COMPLIANT" means that the Borrower's Information Systems that are material to its operations and financial condition will be able to properly process date sensitive functions before, on and after December 31, 1999.

                           The Borrower will also provide the Lender promptly
upon receipt, copies of any reports or management letters relating to its Year 2000 compliance project and contingency plans, either internally prepared or prepared by outside consultants or its accountants, and will provide such other information relating to its Year 2000 compliance efforts, and deliver such certifications by its officers relating thereto as the Lender in its discretion may deem appropriate.

                  Section 9.10 EXECUTION IN COUNTERPARTS. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 9.11 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; EXCHANGING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest

Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

                  Section 9.12 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 9.13 HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 9.14 GOVERNING LAW; JURISDICTION, VENUE; WAIVER OF JURY TRIAL. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the Commonwealth of Massachusetts. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the Commonwealth of Massachusetts. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the Superior Court of Suffolk or Middlesex County, Massachusetts, or the United States District Court, District of Massachusetts, Eastern Division; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                      STOCKER & YALE, INC.


/s/ MICHAEL J. RUBERTO               By: /s/ MARK W. BLODGETT
------------------------------           ---------------------------------------
Witness                                  Mark W. Blodgett, Chairman of the Board
                                         and Chief Executive Officer

                                      NORWEST BUSINESS CREDIT, INC.


/s/ MICHAEL J. RUBERTO                By: /s/ STANLEY J. HORSMAN
------------------------------           ---------------------------------------
Witness                                  Stanley J. Horsman, Vice President

                         TABLE OF EXHIBITS AND SCHEDULES

                  Exhibit A                  Form of Demand Note

                  Exhibit B                  Compliance Certificate

                  Exhibit C                  Premises

                  ---------------------------------------------------------------------------

                  Schedule 5.1               Trade Names, Chief Executive Office, Principal Place of
                                             Business, and Locations of Collateral

                  Schedule 5.4               Subsidiaries

                  Schedule 7.1               Permitted Liens

                  Schedule 7.2               Permitted Indebtedness and Guaranties

                   EXHIBIT A TO CREDIT AND SECURITY AGREEMENT


                                   DEMAND NOTE

$3,500,000.00                                              Boston, Massachusetts
                                                           February       , 1999

        For value received, the undersigned, Stocker & Yale, Inc., a Massachusetts corporation (the "BORROWER"), hereby promises to pay ON DEMAND, and if demand is not sooner made, then as provided in the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "LENDER"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Five Hundred Thousand ($3,500,000.00) Dollars or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (the "CREDIT AGREEMENT") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement.

        This Note may be prepaid only in accordance with the Credit Agreement.

        This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Demand Note referred to in the Credit Agreement.

        This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

        The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

        Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                    STOCKER & YALE, INC.


                                    By:
                                       -----------------------------------------
                                       Mark W. Blodgett, Chief Executive Officer

                   EXHIBIT B TO CREDIT AND SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE

To:             Norwest Business Credit, Inc.

Date:
                ------------------------
Subject:        Financial Statements

                In accordance with our Credit and Security Agreement dated as of February 11, 1999 (the "CREDIT AGREEMENT"), attached are the financial statements of Stocker & Yale, Inc. (the "BORROWER") as of and for ____________________ (the "REPORTING DATE") and the year-to-date period then ended (the "CURRENT FINANCIALS"). All terms used in this certificate have the meanings given in the Credit Agreement.

                I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

                EVENTS OF DEFAULT. (Check one):

       / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

       / / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.




                                         By:____________________________________

                                            Its Chief Financial Officer


                                     -B1-

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT

                                    PREMISES

                The Premises referred to in the Credit and Security Agreement are legally described as follows:


                          1.       32 Hampshire Road, Salem, New Hampshire 03079
                          2.       34775 Commerce Road, Fraser, Michigan


                  SCHEDULE 5.1 TO CREDIT AND SECURITY AGREEMENT


        Trade Names, Chief Executive Office, Principal Place of Business,
                           and Locations of Collateral

                                   TRADE NAMES

                            Stilson and Die-Draulics
    The name used by the division of the Borrower located in Fraser, Michigan




               CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS

                  32 Hampshire Road, Salem, New Hampshire 03079





                     OTHER INVENTORY AND EQUIPMENT LOCATIONS

                      34775 Commerce Road, Fraser, Michigan

                  SCHEDULE 5.4 TO CREDIT AND SECURITY AGREEMENT


                           SUBSIDIARIES
                           ------------


                1.       Lasiris, Inc., Montreal, Canada
                2.       Radiant Asiatec Pte, Ltd., Singapore
                3.       Stocker & Yale Foreign Sales Corp., U.S. Virgin Islands


                  SCHEDULE 7.1 TO CREDIT AND SECURITY AGREEMENT



                                 PERMITTED LIENS


         Mortgage on Salem, New Hampshire facility in favor of Granite State Bank as successor to Primary Bank.

         Mortgage on Salem, New Hampshire facility in favor of Danvers Savings Bank.

         Mortgage on Fraser, Michigan facility in favor of Comerica Bank.

         Miscellaneous leases and purchase money security interests securing equipment acquisitions as reflected on attached UCC search reports of New Hampshire and Michigan (financing statements in favor of Shawmut Bank and its successor Fleet are being discharged in connection with this financing).

                  SCHEDULE 7.2 TO CREDIT AND SECURITY AGREEMENT



                      PERMITTED INDEBTEDNESS AND GUARANTEES

                                  INDEBTEDNESS



            CREDITOR                     PRINCIPAL            MATURITY           MONTHLY               COLLATERAL
                                          AMOUNT                DATE             PAYMENT
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
       Fleet Bank (L/C)               $1,807,907.51*              1/99          $16,000.00               INV/AR
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
       Fleet Bank (Term)                $188,065.00*              1/99          $17,000.00               INV/AR
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
           Commerica                    $800,000.00             2/2004           $7,808.00                BLD
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
      Granite Bank (Mort)             $1,374,909.55             8/2011          $15,437.90                BLD
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
          Danvers Bank                  $750,000.00               4/99           $7,000.00            BLD 2ND MORT
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
      Convertible Sub Debt            $1,350,000.00             5/2001           $8,223.00
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
      Granite Bank (Lease)              $309,221.05             8/2000           $2,400.00             MACHINERY
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
              IBM                        $94,656.88             9/2000           $5,300.00              COMPUTER
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
       NBD Bank (Hyundia)                $42,695.27             9/2000           $2,218.09             MACHINERY
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
        Commerica (Auto)                 $13,424.29             2/2002             $417.63                AUTO
--------------------------------  -----------------------  ---------------  ------------------  ------------------------
          CTI (Mazak)                   $314,068.71            11/2002           $8,313.79             MACHINERY
--------------------------------  -----------------------  ---------------  ------------------  ------------------------


         * All obligations to Fleet National Bank to be paid with the first advance made by Lender to Borrower pursuant to the within Agreement.


                                                    GUARANTEES


        PRIMARY OBLIGOR                    AMOUNT AND DESCRIPTION OF                   BENEFICIARY OF GUARANTY
                                             OBLIGATION GUARANTEED
-------------------------------  --------------------------------------------- ---------------------------------------
             None                                    None                                       None
-------------------------------  --------------------------------------------- ---------------------------------------

-------------------------------  --------------------------------------------- ---------------------------------------

-------------------------------  --------------------------------------------- ---------------------------------------
